Exhibit 99.2

Fusemachines Details Growth Strategy for 2026

Multi-pillar growth plan focused on vertical expansion, sales and marketing, partnerships, and selective acquisitions

New York, December 18th, 2025 - Fusemachines Inc. (“Fusemachines” or the “Company”) (NASDAQ:FUSE), a leading provider of enterprise AI products and services, today outlined its strategic growth priorities, positioning the Company for a pivotal year in 2026, focused on disciplined execution, enterprise ROI, and responsible AI product innovation.

After more than a decade of building proprietary AI platforms, real-world enterprise deployments, and a global team of AI PhDs and engineers, Fusemachines entered the public markets in October of 2025. With its public-company foundation in place, the Company is now focused on accelerating growth based on four (4) key pillars:

●	Focused vertical product innovation in retail and real estate
●	Organic growth through increased sales and marketing investment
●	Strategic partnerships, including global resellers and systems integrators
●	Selective acquisitions that complement Fusemachines’ platform and accelerate scale

“Becoming a public company provides a powerful platform to accelerate growth, and we intend to do so with discipline and purpose,” said Dr. Sameer Maskey, Founder and CEO of Fusemachines. “We are prioritizing the markets where we have proven traction and a clear ability to win, while continuing to deliver AI solutions that generate measurable enterprise value.”

Fusemachines’ growth strategy is centered on its AI Studio and portfolio of AI Engines, which enable the rapid development and deployment of industry-specific AI solutions. The Company has seen early success deploying AI Engines in retail and real estate, which it has identified as its two primary vertical focus areas for 2026.

The Company recently discussed these priorities during a live Ask Me Anything (AMA) session hosted by GateWatchHQ, where management addressed investor questions related to the Nasdaq uplisting, enterprise demand, partnerships, and capital deployment, and in a public CEO letter, that includes further details.

Alongside its growth initiatives, Fusemachines continues to advance its mission of democratizing AI. The Company plans to expand responsible AI governance features within its platforms, establish AI and product advisory boards, and scale its AI education programs in underserved communities across the United States and globally.

“With growth comes responsibility,” added Dr. Maskey. “We are committed to building AI that is not only powerful and secure, but also accessible and equitable.”

About Fusemachines

Founded in 2013, Fusemachines is a global provider of enterprise AI products and services, on a mission to democratize AI. Leveraging proprietary AI Studio and AI Engines, the company helps drive the clients’ AI Enterprise Transformation, regardless of where they are in their Digital AI journeys. With offices in North America, Asia, and Latin America, Fusemachines provides a suite of enterprise AI offerings and specialty services that allow organizations of any size to implement and scale AI. Fusemachines serves companies in industries such as retail, manufacturing, and government.

Fusemachines continues to actively pursue the mission of democratizing AI by providing high-quality AI education in underserved communities and helping organizations achieve their full potential with AI.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements regarding our strategy; plans and objectives of management; expected growth and market opportunities; our positioning for future periods, including 2026; anticipated product and technology development, including AI Studio and AI Engines; focused vertical expansion in retail and real estate sales and marketing initiatives; partnerships, reseller and systems integrator relationships; potential acquisitions and integration opportunities; operational milestones; customer adoption and anticipated enterprise ROI; responsible AI governance initiatives; and other future events or performance. Words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are based on our current expectations, estimates, assumptions and projections and are not guarantees of future performance. Actual results may differ materially from those expressed or implied by these forward-looking statements due to a number of risks and uncertainties, including, among others: our ability to execute our growth strategy in our target verticals; the pace of enterprise adoption of AI solutions and our ability to demonstrate customer ROI; our ability to attract, develop and retain partners, resellers and talent and to scale our sales and delivery organizations; our ability to develop, commercialize and enhance our AI platform and engines in a timely manner; competition and the evolving regulatory landscape for AI and data privacy; our ability to identify, complete and integrate acquisitions and to realize expected synergies; macroeconomic, geopolitical and industry conditions; our reliance on third-party platforms, data, and infrastructure; cybersecurity, data protection and intellectual property risks; our ability to access and deploy capital efficiently; and the other risks and uncertainties set forth in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and subsequent filings.

You are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date it is made, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Media Contact:

pr@fusemachines.com

Investor Contact:

Gateway Group

FUSE@gateway-grp.com